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                                                                     EXHIBIT 5.2

                            [ICE MILLER LETTERHEAD]

                                  May 19, 2006



The Majestic Star Casino, LLC
The Majestic Star Casino Capital Corp.
Majestic Star Casino Capital Corp. II
301 Fremont Street
Las Vegas, Nevada 89101


         Re: Registration Statement for $40,000,000 Aggregate Principal Amount of 9 1/2% Senior Secured Notes Due 2010; and $200,000,000 Aggregate Principal Amount of 9 3/4% Senior Notes Due 2011

Ladies and Gentlemen:

         We have acted as special regulatory counsel in the State of Indiana for The Majestic Star Casino, LLC, an Indiana limited liability company (the "Company"), The Majestic Star Casino Capital Corp., an Indiana corporation ("Capital" and together with the Company, the "Senior Secured Notes Issuers"), and Majestic Star Casino Capital Corp. II, an Indiana corporation ("Capital II" and together with the Company, the "Senior Notes Issuers" and together with the Senior Secured Notes Issuers, collectively, the "Issuers"), in connection with the Registration Statement on Form S-4 (the "Registration Statement"), filed on behalf of the Senior Secured Notes Issuers, the Senior Notes Issuers and the Subsidiary Guarantors named therein with the Securities and Exchange Commission (the "SEC") relating to (i) the Senior Secured Notes Issuers' offer to exchange $40 million aggregate principal amount of their 9 1/2% Senior Secured Notes due 2010 (the "Registered Senior Secured Notes") which are being registered under the Securities Act of 1933, as amended (the "Securities Act"), for their outstanding 9 1/2% Senior Secured Notes due 2010 (the "Unregistered Senior Secured Notes") which are not registered under the Securities Act, all as more fully described in the Registration Statement, and (ii) the Senior Notes Issuers' offer to exchange $200 million aggregate principal amount of their 9 3/4% Senior Secured Notes due 2011 (the "Registered Senior Notes" and together with the Registered Senior Secured Notes, collectively, the "Registered Notes") which are being registered under the Securities Act, for their outstanding 9 3/4% Senior Notes due 2011 (the "Unregistered Senior Notes") which are not registered under the Securities Act, all as more fully described in the Registration Statement. The Registered Senior Secured Notes will be issued under the Senior Secured Notes Issuers' Indenture dated as of October 7, 2003, as amended and supplemented (the



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The Majestic Star Casino, LLC
The Majestic Star Casino Capital Corp.
Majestic Star Casino Capital Corp. II
May 19, 2006
Page 2


"Senior Secured Notes Indenture"), among the Senior Secured Notes Issuers, the Subsidiary Guarantors named therein and The Bank of New York Trust Company, N.A., as successor trustee to The Bank of New York (the "Trustee"). The Registered Senior Notes will be issued under the Senior Notes Issuers' Indenture dated as of December 21, 2005, as amended and supplemented (the "Senior Notes Indenture" and together with the Senior Secured Notes Indenture, collectively, the "Indentures"), among the Senior Notes Issuers, the Subsidiary Guarantors named therein and the Trustee. Capitalized terms not otherwise defined herein shall have the respective meaning assigned to such terms in the prospectus contained in the applicable Registration Statement.

         Except as described in this letter, we are not generally familiar with the Issuers' businesses, records, transactions, or activities. Our knowledge of their businesses, records, transactions, and activities is limited to the information that is set forth below and that otherwise has been brought to our attention by certificates executed and delivered to us by officers of the Issuers in connection with this opinion letter.

         We have examined copies, certified or otherwise identified to our satisfaction, of the Indentures, the form of Registered Senior Secured Note, the Guarantee of Capital II with respect to the Registered Senior Secured Notes (the "Capital II Guarantee"), the form of Registered Senior Note, and the documents listed below. For purposes of this opinion, the following documents are hereinafter referred to collectively as the "Authorization Documents:"

         (i) Articles of Organization of the Company as certified by the Indiana Secretary of State on December 20, 2005, and as further certified by the Secretary of the Company as of the date hereof.

         (ii) Operating Agreement of the Company as certified by the Secretary of the Company as of the date hereof, to be a true and complete copy of such Operating Agreement, as amended.

         (iii) Articles of Incorporation of Capital as certified by the Indiana Secretary of State on December 20, 2005, and as further certified by the Secretary of the Capital as of the date hereof.

         (iv) Bylaws of Capital as certified by the Secretary of Capital as of the date hereof, to be a true and complete copy of such Bylaws, as amended.

         (v) Articles of Incorporation of Capital II as certified by the Indiana Secretary of State on December 20, 2005, and as further certified by the Secretary of the Capital II as of the date hereof.


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The Majestic Star Casino, LLC
The Majestic Star Casino Capital Corp.
Majestic Star Casino Capital Corp. II
May 19, 2006
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         (vi)     Bylaws of Capital II as certified by the Secretary of Capital
                  II as of the date hereof, to be a true and complete copy of such Bylaws, as amended.

         (vii) Officers' Certificate dated the date hereof, executed by authorized officers of the Company, of Capital and of Capital II, certifying to this Firm as to certain factual matters.

         In rendering our opinion, we also have examined such certificates of public officials, organizational documents and records and other certificates and instruments as we have deemed necessary for the purposes of the opinion herein expressed and, with your permission, have relied upon and assumed the accuracy of such certificates, documents, records and instruments. We have made such examination of the laws of the State of Indiana as we deemed relevant for purposes of this opinion, but we have not made a review of, and express no opinion concerning, the laws of any jurisdiction other than the State of Indiana.

         We have relied upon and assumed the truth and accuracy of the representations, certifications and warranties made in the Indentures and the Authorization Documents, and have not made any independent investigation or verification of any factual matters stated or represented therein. Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts or circumstances or the assumed facts set forth herein, we accept no responsibility to make any such investigation, and no inference as to our knowledge of the existence or absence of such facts or circumstances or of our having made any independent review thereof should be drawn from our representation of the Issuers. Our representation of the Issuers is limited to the transactions contemplated by the Registration Statements and other matters specifically referred to us by the Issuers.

         In rendering this opinion to you, we have assumed with your permission:

         (a) The genuineness of all signatures, the legal capacity and competency of natural persons executing the Authorization Documents on behalf of the Issuers, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such copies.

         (b) All official public records (including their proper indexing and filing) furnished to or obtained by us, electronically or otherwise, are accurate, complete and authentic.


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The Majestic Star Casino Capital Corp.
Majestic Star Casino Capital Corp. II
May 19, 2006
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         (c)      The Authorization Documents and the other corporate records of the Issuers provided to us are accurate and complete and have not been amended or rescinded.

         (d) The authorization and performance of Capital II's obligations under the Capital II Guarantee will not result in or constitute a prohibited dividend or other distribution to a shareholder under Ind. Code 23-1-28.

         Based upon the foregoing and upon such investigation as we have deemed necessary, and subject to the assumptions, qualifications, exceptions and limitations set forth herein, we are of the opinion that:

         1. The issuance by the Company of the Registered Notes and the performance of the Company's obligations thereunder have been duly authorized by all requisite limited liability company action on the part of the Company.

         2. The issuance by Capital of the Senior Secured Registered Notes and the performance of Capital's obligations thereunder have been duly authorized by all requisite corporate action on the part of Capital.

         3. The issuance by Capital II of the Senior Registered Notes, the Capital II Guarantee, and the performance of Capital II's obligations thereunder have been duly authorized by all requisite corporate action on the part of Capital II.

         The opinions expressed herein are matters of professional judgment, are not a guarantee of result and are effective only as of the date hereof. We do not undertake to advise you of any matter within the scope of this letter that comes to our attention after the date of this letter and disclaim any responsibility to advise you of any future changes in law or fact that may affect the opinions set forth herein. We express no opinions other than as herein expressly set forth, and no expansion of the opinions expressed herein may or should be made by implication or otherwise.

         The opinions expressed in this letter are rendered to you in connection with the Senior Secured Notes Issuers' offer to exchange the Registered Senior Secured Notes for the Unregistered Senior Secured Notes, the Senior Notes Issuers' offer to exchange the Registered Senior Notes for the Unregistered Senior Notes, and the registration of the Registered Notes under the Securities Act. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statements and the reference to this Firm therein. This opinion letter may not be relied upon in any other context or for any other purpose without our prior written consent.

                                    Very truly yours


                                    /s/ ICE MILLER